UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2010

SkyPostal Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52137	27-0005846
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7805 NW 15th Street Miami, FL		33126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(305) 599-1812

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On July 16, 2010, SkyPostal Networks, Inc. (the “Company”) held an annual meeting of its shareholders at which a majority of the Company’s shareholders elected two directors, approved an amendment to the Articles of Incorporation of the Company to increase the authorized common stock from 150,000,000 shares to 350,000,000 shares, approved an amendment to the Articles of Incorporation of the Company to change the name of the Company from SkyPostal Networks, Inc. to SkyShop Logistics, Inc., and ratified the appointment of Morrison, Brown, Argiz & Farra, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The following table sets forth the matters voted upon at the annual meeting and the results of the voting on each matter voted upon:

Matter Voted Upon	Votes For	Withheld	Votes Against	Abstentions	Broker Non-Votes
Election of Harold Gassenheimer to the Company’s Board of Directors	34,117,397	-	-	-	4,256,243
Election of John Nolan to the Company’s Board of Directors	34,117,397	-	-	-	4,256,243
To amend the Company’s Articles of Incorporation to increase the authorized shares of common stock of the Company to 350,000,000 shares of common stock	38,359,620	-	14,020	-	-
To amend the Company’s Articles of Incorporation to change the name of the Company to SkyShop Logistics, Inc.	38,373,620	-	20	-	-
Ratification of the appointment of Morrison, Brown, Argiz & Farra, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010	38,373,640	-	-	-	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYPOSTAL NETWORKS, INC.
Date: July 30, 2010
	By:	/s/ Albert P. Hernandez
Albert P. Hernandez
Chief Executive Officer